                                                                    EXHIBIT 12.1

                 STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS
                                TO FIXED CHARGES
           (DOLLARS IN THOUSANDS, EXCEPT NOTES AND STATISTICAL DATA)

                                                                                           THE COMPANY
                                                                -----------------------------------------------------------------
                                                                                                                    HISTORICAL
                                                                                                                 ----------------
                       THE COMPANY'S PREDECESSOR -- HISTORICAL
                       ---------------------------------------             HISTORICAL                                 THREE
                                     PERIOD FROM  PERIOD FROM   ---------------------------------  PRO FORMA(1)       MONTHS
                                      JANUARY 1    AUGUST 14                                       ------------       ENDED
                        YEAR ENDED     THROUGH      THROUGH          YEAR ENDED DECEMBER 31,        YEAR ENDED      MARCH 31,
                       DECEMBER 31,  AUGUST 14,   DECEMBER 31,  ---------------------------------  DECEMBER 31,  ----------------
                           1991         1992          1992        1993       1994        1995          1995       1995     1996
                       ------------  -----------  ------------  --------    -------  ------------  ------------  ------  --------
Earnings:
  Consolidated pretax
    income (loss) from
    continuing
    operations........   $(48,084)    $ (24,482)    $ (7,175)   $(53,789)   $ 8,174    $ (4,911)     $(11,478)   $2,233  $(13,062)
  Minority interest in
    net income (loss)
    of subsidiaries
    with fixed
    charges...........         --            --           --          --        (77)     (5,218)          232      (283)       93
  Equity in net loss
    (income) of less-
    than-50% owned
    affiliate with no
    guaranteed debt...         --            --           --          --         86         (35)          (35)        4         9
  Interest, expensed
    and capitalized,
    including
    amortization of
    debt discount and
    premium and
    issuance
    expense...........     31,511        18,751        1,398       5,322      6,139      14,958        14,958     1,976     9,986
  Interest portion of
    rental expense....     20,338         9,985        5,444      10,690      5,495       2,135         2,135       653     1,207
  Less interest
    capitalized during
    this period.......        (50)           (2)          --        (379)       (34)       (361)         (361)     (103)     (116)
                         --------      --------      -------    --------     ------      ------      --------    ------  --------
  Earnings............   $  3,715     $   4,252     $   (333)   $(38,156)   $19,783    $  6,568      $  5,451    $4,480  $ (1,883)
                         ========      ========      =======    ========     ======      ======      ========    ======  ========
Fixed Charges:
  Interest, expensed
    and capitalized,
    including
    amortization of
    debt discount and
    premium and
    issuance
    expense...........   $ 31,511     $  18,751     $  1,398    $  5,322    $ 6,139    $ 14,958      $ 14,958    $1,976  $  9,986
  Interest portion of
    rental expense....     20,338         9,985        5,444      10,690      5,495       2,135         2,135       653     1,207
  Preferred stock
    dividend
    requirements of
    majority-owned
    subsidiaries
 (non-intercompany)...         --            --           --         209        249         210           210        68        --
                         --------      --------      -------    --------     ------      ------      --------    ------  --------
  Fixed Charges.......   $ 51,849     $  28,736     $  6,842    $ 16,221    $11,883    $ 17,303      $ 17,303    $2,697  $ 11,193
                         ========      ========      =======    ========     ======      ======      ========    ======  ========
Ratio of Earnings to
  Fixed Charges
  (Deficiency)(2).....   $(48,134)    $ (24,484)    $ (7,175)   $(54,377)      1.66x   $(10,735)     $(11,852)   $ 1.66x $(13,076)
                         ========      ========      =======    ========     ======      ======      ========    ======  ========

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(1) The pro forma amounts reflect the historical operations of the Company as adjusted to reflect the impact of the purchase of Switched Services as if the acquisition had occurred on January 1, 1995 for operations data.

(2) Where earnings were inadequate to cover fixed charges, the deficiency is shown.